UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 14, 2009
Hythiam, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500 Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code   (310) 444-4300
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On May 14, 2009, Hythiam, Inc. (the “Company”) received a Staff Deficiency Letter from the Nasdaq Stock Market (“Nasdaq”) for not maintaining a minimum of $10 million in stockholders’ equity in accordance with Nasdaq Listing Rule 5450(b)(1)(A). For the period ended March 31, 2009 and as reported in the Company’s quarterly form 10Q filing, the Company’s stockholder’s equity was $5,702,000.
Under Nasdaq Rules, the Company has 15 calendar days to submit a plan that defines how the Company will regain compliance. The Company will respond by submitting an appropriate plan to Nasdaq within the 15 day deadline. If the plan is accepted by Nasdaq, the Company will receive an extension of up to 105 calendar days from May 14, 2009, or until August 27, 2009, to establish evidence of compliance. If the plan is not accepted, the Company will receive written notice from Nasdaq that the Company’s securities will be delisted. Upon receipt of that notice, the Company may appeal the Nasdaq staff’s determination to delist the Company’s securities to a Listing Qualifications Panel.
On May 19, 2009, the Company issued a press release announcing its receipt of the Nasdaq Staff Deficiency Letter and its plans to respond with a plan of action. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 3.01 by this reference.
Item 9.01 Financial Statements and Exhibits.
(a) Exhibits.
99.1 Press Release dated May 19, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hythiam, Inc.
May 19, 2009	By:	/s/ MAURICE HEBERT
Maurice Hebert
Chief Financial Officer